UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 26, 2011

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13782	25-1615902
(Commission File Number)	(IRS Employer Identification No.)

1001 Airbrake Avenue Wilmerding, Pennsylvania	15148
(Address of Principal Executive Offices)	(Zip Code)

(412) 825-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On April 26, 2011, Westinghouse Air Brake Technologies Corporation (the “Company”) furnished a Current Report on Form 8-K in connection with the Company’s first quarter results. The Company is filing this Amended Current Report on Form 8-K/A to correct figures reported on the Consolidated Statement of Operations for the Three Months Ended March 31, 2011 and 2010 (Unaudited). The corrected items include Income (loss) from discontinued operations (net of tax), Income from continuing operations and Income from discontinued operations for the first quarter 2010 and 2011.

Item 2.02. Results of Operations and Financial Condition.

On April 26, 2011, the Company issued a press release reporting, among other things, the Company’s 2011 first quarter results. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 2.02 by reference.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 2.02 in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing, and as set forth in Item 8.01 herein.

Item 8.01. Other Events.

On April 26, 2011, the Company issued a press release providing, among other things, updated earnings guidance for fiscal year 2011. A copy of the press release is attached to this report as Exhibit 99.1 and the second paragraph discussing 2011 guidance is incorporated into this Item 8.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is furnished and a portion thereof is filed (as described in Item 8.01) with this report on Form 8-K:

Exhibit No.	Description

99.1	Press release dated April 26, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

By:	/s/ Alvaro Garcia-Tunon
Alvaro Garcia-Tunon
Chief Financial Officer

Date: April 27, 2011

EXHIBIT INDEX

Number	Description	Method of Filing

99.1	Press release dated April 26, 2011.	Filed herewith.